UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 30, 2015

MaxLinear, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34666	14-1896129
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5966 La Place Court, Suite 100, Carlsbad, California 92008

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (760) 692-0711

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01	Completion of Acquisition or Disposition of Assets.

On April 30, 2015, MaxLinear, Inc. (“MaxLinear”) completed its previously announced acquisition of Entropic Communications, Inc. (“Entropic”), pursuant to that certain Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015 (the “Merger Agreement”), by and among Entropic, MaxLinear, Excalibur Acquisition Corporation (“Merger Sub One”), and Excalibur Subsidiary, LLC (“Merger Sub Two”).

Pursuant to the terms of the Merger Agreement, Merger Sub One merged with and into Entropic, with Entropic continuing as the interim surviving entity (the “Merger”). Promptly thereafter, Entropic merged with and into Merger Sub Two, with Merger Sub Two continuing as the final surviving entity and changing its name to Entropic Communications, LLC. As a result of, and at the effective time of, the Merger, each share of common stock of Entropic, par value $0.001 per share (the “Entropic Common Stock”), that was outstanding immediately prior to the effective time of the Merger was converted into the right to receive (i) $1.20 in cash, without interest, and (ii) 0.2200 of a share of MaxLinear Class A common stock, par value $0.0001 per share (the “MaxLinear Class A Common Stock”). No fractional shares of MaxLinear Class A Common Stock will be issued in the Merger, and holders of shares of Entropic Common Stock will receive cash in lieu of any such fractional shares.

The aggregate merger consideration payable or issuable, as applicable, by MaxLinear in connection with the Merger is approximately $111.0 in cash and approximately 20.4 million newly issued shares of MaxLinear Class A Common Stock. In addition, in connection with the Merger all of the stock options (whether or not exercisable or vested) and all of the restricted stock units that are solely subject to time-based vesting (whether or not then vested or issuable) of Entropic, in each case, that were outstanding immediately prior to the effective of the Merger and held by continuing service providers (as defined in the Merger Agreement), were assumed by MaxLinear and converted into stock options and restricted stock units, respectively, denominated in shares of MaxLinear Class A Common Stock based on formulas set forth in the Merger Agreement.

A significant portion of the cash component of the merger consideration was funded by Entropic’s cash and the remaining cash component of the merger consideration was funded by MaxLinear’s cash.

The issuance of MaxLinear Class A Common Stock in connection with the Merger, as described above, was registered under the Securities Act of 1933, as amended, pursuant to MaxLinear’s registration statement on Form S-4 (File No. 333-202679), filed with the Securities and Exchange Commission (the “SEC”) and declared effective on March 30, 2015 (the “Joint Proxy Statement/Prospectus”).

The foregoing description of the Merger Agreement and the transactions consummated pursuant to the Merger Agreement does not purport to be complete and is qualified by its entirety by reference to the Merger Agreement, which was filed as Exhibit 2.1 to MaxLinear’s Current Report on Form 8-K filed with the SEC on February 4, 2015, which is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

In connection with MaxLinear’s acquisition of Entropic and to address issues primarily relating to the integration of the MaxLinear and Entropic businesses, MaxLinear terminated the employment of 56 Entropic employees, effective as of May 1, 2015, and 6 Entropic employees, effective as of May 6, 2015. MaxLinear currently expects to recognize associated non-recurring severance charges of approximately $5 million in the quarter ending June 30, 2015 related to these terminations.

In addition, in connection with MaxLinear’s acquisition of Entropic, MaxLinear also expects to reduce its use of a portion of Entropic’s facility in San Diego, California. MaxLinear expects to incur lease costs in connection with its reduction of use of such Entropic facility, as described in more detail under Item 2.06 below.

Item 2.06	Material Impairments

The information required to be disclosed in this Item 2.06 is included in Item 2.05 above and incorporated herein by reference. In connection with actions referenced in Item 2.05 above, on April 30, 2015, MaxLinear concluded that it would be required under United States generally accepted accounting principles to incur an impairment charge related to MaxLinear’s expected reduction in use of Entropic’s facility in San Diego, California. MaxLinear is unable in good faith to make a determination of an estimate of this impairment charge at the time of the filing of this Form 8-K. MaxLinear will file an amended report on Form 8-K after it makes a determination of an estimate or range of estimates for the impairment charge or will include such determination in its Quarterly Report on Form 10-Q for the quarter ended June 30, 2015.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(d) Election of Directors

In accordance with the terms of the Merger Agreement, effective upon the consummation of the Merger, the size of MaxLinear’s board of directors (the “Board”) was increased from 6 to 7 directors, and Theodore Tewksbury, Ph.D., a former director of Entropic and the former interim president and chief executive officer of Entropic was appointed to the Board to fill the newly created vacancy as a Class II director to serve until MaxLinear’s 2017 annual meeting of stockholders and until his successor is elected and qualified.

Dr. Tewksbury, age 58, served as interim president and chief executive officer of Entropic from November 2014 until MaxLinear’s acquisition of Entropic in April 2015. Dr. Tewksbury also served as a director of Entropic from September 2010 through April 2015. From 2013 to November 2014, Dr. Tewksbury was an independent consultant to technology companies. From 2008 to 2013, Dr. Tewksbury served as the president and chief executive officer and as a member of the board of directors of Integrated Device Technology, Inc., a publicly traded, mixed signal semiconductor solutions company. Prior to joining Integrated Device Technology in 2008, he was the president and chief operating officer of AMI Semiconductor, a mixed signal semiconductor company, from 2006 to 2008. Prior to that, Dr. Tewksbury served as managing director at Maxim Integrated Products, Inc., a designer, manufacturer and seller of high-performance semiconductor products, from 2000 to 2006. Dr. Tewksbury is a member of the board of directors of the Global Semiconductor Alliance. Dr. Tewksbury holds a BS in Architecture and an MS and a Ph.D. in Electrical Engineering from the Massachusetts Institute of Technology.

Other than pursuant to the terms of the Merger Agreement, there was no other understanding or arrangement between Dr. Tewksbury and any other person pursuant to which Dr. Tewksbury was appointed as a director of MaxLinear.

Concurrent with the consummation of the Merger, Dr. Tewksbury was terminated as the chief executive officer and president of Entropic and ceased to be an employee of either Entropic or MaxLinear. Accordingly, pursuant to the terms of his amended and restated change of control agreement with Entropic, subject to signing a general release of claims, Dr. Tewksbury will become entitled to receive (i) $425,000 in a lump sum cash payment, less applicable withholding, which is equal to 12 months of his most recent base salary at Entropic prior to completion of the Merger, (ii) full acceleration of vesting of all of his unvested stock options and restricted stock units (other than performance stock units, which were canceled upon the effectiveness of the Merger), including those equity awards outstanding under Entropic’s 2007 Non-Employee Directors’ Stock Option Plan and Entropic’s 2007 Equity Incentive Plan and (iii) reimbursement for continuation of qualified heath care benefits under COBRA for 12 months, provided that he elects and continues to remain eligible for COBRA coverage.

In addition, Dr. Tewksbury will enter into MaxLinear’s standard form of indemnification agreement, a copy of which has been filed as Exhibit 10.1 to MaxLinear’s Registration Statement on Form S-1 filed with the Securities and Exchange Commission on November 6, 2009 (File No. 333-162947).

As a non-employee director, Dr. Tewksbury will be entitled to compensation under MaxLinear’s policies for director compensation, as revised in May of 2014.

Under MaxLinear’s cash compensation policy, each non-employee director receives a base annual retainer of $40,000. In addition, MaxLinear’s lead director receives an additional annual retainer of $25,000. Committee members receive additional annual cash compensation as follows: audit committee, $10,000; compensation committee, $7,500; and nominating and governance committee, $5,000. Committee chairs receive, in addition to their compensation for being committee members, the following: audit committee, $20,000; compensation committee, $15,000; nominating and governance committee, $10,000; and strategy development committee chair, $10,000.

In accordance with MaxLinear’s equity compensation policy for non-employee directors and MaxLinear’s 2010 Equity Incentive Plan, on April 30, 2015, Dr. Tewksbury was granted an aggregate of 12,930 shares of MaxLinear Class A Common Stock (a portion of which will vest, assuming continued service, on May 1, 2015, and the remainder of which will vest, assuming continued service, in three annual installments on each of April 30, 2016, 2017, and 2018). Commencing with MaxLinear’s 2015 annual meeting of stockholders, Dr. Tewksbury is also eligible to receive an “annual award” of MaxLinear Class A Common Stock with a fair value at issuance of approximately $110,000 (vesting, assuming continued service, on the earlier to occur of the next succeeding May 1 or the date immediately preceding the next annual meeting of stockholders).

The foregoing is only a brief description of the material terms of MaxLinear’s non-employee director compensation program, and is qualified in its entirety by reference to the description of MaxLinear’s non-employee director compensation program under the heading “Compensation of Non-Employee Directors” in MaxLinear’s definitive proxy statement on Schedule 14A, filed with the Securities and Exchange Commission on April 23, 2015 and incorporated herein in its entirety by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

A special meeting of the stockholders (the “Special Meeting”) of MaxLinear was held on April 30, 2015. The purpose of the Special Meeting was to submit to a vote of MaxLinear’s stockholders as of the close of business on March 30, 2015 (the record date for the Special Meeting), (i) a proposal to approve the issuance of shares of MaxLinear’s Class A common stock in the Merger pursuant to the terms of the Merger Agreement (the “Stock Issuance Proposal”), and (ii) a proposal to adjourn the Special Meeting if necessary or advisable to permit further solicitation of proxies in the event there are not sufficient votes at the time of the Special Meeting to approve the Stock Issuance Proposal.

At the Special Meeting, the Stock Issuance Proposal was approved by a majority of the votes cast and, accordingly, the proposal to adjourn the Special Meeting was not submitted for a vote.

According to the report of the inspector of election, the holders of a total of 29,258,730 shares of MaxLinear capital stock, consisting of 23,180,564 shares of Class A Common Stock and 6,078,166 shares of Class B Common Stock, representing approximately 76.4% of the outstanding shares entitled to vote, were present in person or represented by proxy at the Special Meeting.

1.	Proposal to approve the issuance of shares of MaxLinear Class A Common Stock in the Merger pursuant to the terms of the Merger Agreement.

For	Against	Abstain	Broker Non-Votes
29,188,241	42,899	27,590	—

Item 9.01	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Entropic’s Audited Consolidated Financial Statements, including the Consolidated Balance Sheets as of December 31, 2014 and December 31, 2013 and the related Consolidated Statements of Operations, Comprehensive (Loss) Income, Stockholder’s Equity and Cash Flows for each of the three years in the period ended December 31, 2014, accompanying notes, and schedule contained in Entropic’s Annual Report on Form 10-K for the fiscal year ended December 31, 2014, as filed with the SEC on February 24, 2015, are attached as Exhibit 99.1 hereto and incorporated herein by reference. The consent of Ernst & Young LLP, Entropic’s independent auditor, is attached as Exhibit 23.1 hereto.

(b) Pro Forma Financial Information.

The unaudited pro forma combined financial statements as of and for the year ended December 31, 2014 and explanatory notes, giving effect to the Merger, as required by this Item 9.01(b) with respect to the Merger and Item 2.01 of this Form 8-K were included in MaxLinear’s registration statement on Form S-4 filed with the SEC on March 25, 2015, and are re-filed in their entirety as Exhibit 99.2 hereto and incorporated herein by reference.

(d) Exhibits.

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015, by and among MaxLinear, Inc., a Delaware corporation, Entropic Communications, Inc., a Delaware corporation, Excalibur Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of MaxLinear, Inc., and Excalibur Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of MaxLinear (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-34666) filed with the SEC on February 4, 2015).

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Consolidated Financial Statements of Entropic Communications, Inc., including the Consolidated Balance Sheets as of December 31, 2014 and December 31, 2013 and the related Consolidated Statements of Operations, Comprehensive (Loss) Income, Stockholder’s Equity and Cash Flows for each of the three years in the period ended December 31, 2014, accompanying notes, and schedule.

99.2	Unaudited pro forma combined financial statements as of and for the year ended December 31, 2014, giving effect to the Merger.

Forward-Looking Statements

This communication contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements contained in this Current Report on Form 8-K or in the exhibits attached hereto include, among others, statements concerning MaxLinear’s completion of the acquisition of Entropic; expected restructuring costs and impairment charges; the prospects for the combined company; and the future growth of Maxlinear. These forward-looking statements involve known and unknown risks, uncertainties, and other factors that may cause actual results to be materially different from any future results expressed or implied by the forward-looking statements. Forward-looking statements are based on management’s current, preliminary expectations and are subject to various risks and uncertainties including the following: the challenges and costs of integrating, restructuring, and achieving currently anticipated synergies; the ability to retain key employees, customers, and suppliers following completion of the Merger; and other factors generally affecting the business, operations, and financial condition of MaxLinear, including the information contained in MaxLinear’s Annual Report on Form 10-K for the year ended December 31, 2014 (including Amendment No. 1 thereto filed with the SEC on March 12, 2015), the Joint Proxy Statement/Prospectus, and subsequent Quarterly Reports on Form 10-Q, and other reports and filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary statement. MaxLinear does not undertake any obligation to publicly update its forward-looking statements based on events or circumstances after the date hereof, except as required by law.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2015	MAXLINEAR, INC.

(Registrant)

By:	/s/ Adam C. Spice
Adam C. Spice
Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

2.1	Agreement and Plan of Merger and Reorganization, dated as of February 3, 2015, by and among MaxLinear, Inc., a Delaware corporation, Entropic Communications, Inc., a Delaware corporation, Excalibur Acquisition Corporation, a Delaware corporation and wholly-owned subsidiary of MaxLinear, Inc., and Excalibur Subsidiary, LLC, a Delaware limited liability company and wholly-owned subsidiary of MaxLinear (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K (File No. 001-34666) filed with the SEC on February 4, 2015).

23.1	Consent of Independent Registered Public Accounting Firm.

99.1	Audited Consolidated Financial Statements of Entropic Communications, Inc., including the Consolidated Balance Sheets as of December 31, 2014 and December 31, 2013 and the related Consolidated Statements of Operations, Comprehensive (Loss) Income, Stockholder’s Equity and Cash Flows for each of the three years in the period ended December 31, 2014, accompanying notes, and schedule.

99.2	Unaudited pro forma combined financial statements as of and for the year ended December 31, 2014, giving effect to the Merger.